Exhibit 11

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 40 to Registration Statement No. 2-74452 on Form N-1A of our reports dated February 11, 2002 appearing in the December 31, 2002 Annual Reports of Merrill Lynch Variable Series Funds, Inc., and to the references to us under the captions “Financial Highlights” in the Prospectus, which are part of such Registration Statement.

New York, New York April , 2003